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                                                                       Exhibit 5

                                    August 29, 1997


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Registration Statement on Form S-3
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Dear Sir or Madam:

     Reference is made to a Registration Statement on Form S-3 of The Eastwind Group, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 2,380,269 shares of Common Stock, $.10 par value per share, of the Company (the "Shares"), 1,077,769 of which may be sold by certain stockholders of the Company as identified in the Registration Statement and up to 1,302,500 of which may be issued by the Company upon exercise of certain outstanding warrants (the "Warrants").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the Warrants, certain registration rights agreements and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing and assuming that the authorized number of shares of Common Stock is not exceeded by the issuance of shares pursuant to exercises of the Warrants, we are of the opinion that the Shares, when sold, and with respect to the Shares underlying the Warrants, when issued and paid for in accordance with the terms of, and upon exercise of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                         Very truly yours,

                         PEPPER, HAMILTON & SCHEETZ LLP